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EXHIBIT 10.30

                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS AGREEMENT ("Agreement") is made and entered into this 31st day of October, 1997, by and between UNITED NATURAL FOODS, INC., a Delaware corporation (the "Company"), and RICHARD S. YOUNGMAN of P.O. Box 88, Foley Road, Chesterfield, New Hampshire 03443 ("Executive").

                                  WITNESSETH:
                                  ----------

     WHEREAS, each of the Company and Stow Mills, Inc. a Vermont corporation ("Stow Mills"), are engaged in the wholesale distribution of natural foods and related products (the "Company Business");

     WHEREAS, Stow Mills has become a wholly-owned subsidiary of the Company effective the date hereof;

     WHEREAS, Executive has heretofore been employed by Stow Mills for a number of years and possesses significant knowledge and information respecting the Company Business, which knowledge and information will be increased, developed and enhanced by his continued employment;

     WHEREAS, Executive is a key employee of Stow Mills familiar with and responsible for the success of the Company Business; and

     WHEREAS, the parties hereto desire to enter into this Agreement as to the Company's employment of Executive on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1.   Employment and Term.  Subject to the terms and conditions of this
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Agreement, the Company hereby employs Executive, and Executive hereby accepts employment by the Company as President and Chief Executive Officer of Stow Mills and President and Chief Executive Officer of the Company's Eastern Region which includes the business operations of Stow Mills and the Company's Cornucopia Natural Foods division (the "Eastern Region"). Additionally, during the term hereof, Executive shall serve as one of two Directors of Stow Mills.
In such capacity Executive shall have full management responsibility for the business and operations of the Company's Eastern Region, which responsibilities shall include, without limitation, integration of Stow Mills into the Company's Eastern Region operations. The Executive shall report to the Chairman and Chief Executive officer of the Company. Executive's employment under this Agreement shall be for an initial term (the "Initial Term") terminating on the second anniversary of the date hereof. On such date and on each anniversary of such date (the "Renewal Date"), Executive's employment hereunder shall automatically be extended for an additional one-year term ("Renewal Term"), unless either party shall notify the other party in writing not less than ninety (90) days prior to any such Renewal Date of his or its election to terminate Executive's employment with the Company upon the expiration of the then current term. Executive and the Company agree that any relocation of Executive shall only be by mutual agreement of the parties. In the event of any such relocation, the Company shall pay all reasonable and necessary moving expenses to relocate the Executive and his immediate family.

     2.   Duties.  Executive hereby agrees that during the term of this
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Agreement he will devote his full time, attention and energies to the diligent performance of his duties as an employee of the Company, provided that Executive may engage in any venture or activity which (a) is not competitive with or adverse to the business of the Company or any subsidiary or affiliate of the Company (other than the ownership of not more than five percent (5%) of the stock or other equity interest of any publicly traded corporation or other entity), and (b) does not interfere with Executive's performance of his duties hereunder.

     3.   Compensation.  In consideration of Executive's services hereunder, the
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Company shall pay to Executive during the term of his employment with the
Company a salary at the rate of not less than One Hundred Thirty Thousand Dollars ($130,000) per annum, in equal installments at such times as the Company shall make payments of salary and wages to its employees generally. Executive's salary will be reviewed by the Compensation Committee of the Board of Directors of the Company at the beginning of each of its fiscal years and, in the sole discretion of the Compensation Committee of the Board of Directors of the Company, may be increased, but not decreased, for such year.
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     4.   Other Benefits.  The Company will furnish Executive with four (4)
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weeks paid vacation each year; an automobile allowance sufficient to allow him to retain his current, or a comparable, automobile; and reimbursement of reasonable and necessary out-of-pocket expenses incurred in the course of performing his duties hereunder. Executive shall further be entitled to other employee benefits substantially equivalent to those generally provided by the Company to its senior executive employees similarly situated for so long as the Company provides or offers such benefits, and to bonuses and stock options as determined by the Compensation Committee of the Company's Board of Directors and substantially equivalent to those provided to other Senior Executive Officers of the Company and its subsidiaries.

     5.   Termination.
          -----------

     (a) The Executive may terminate this Agreement at any time during the Initial Term or any Renewal Term, without cause, upon ninety (90) days prior written notice to the Company.

     (b) Following the Initial Term, the Company may terminate this Agreement at any time, without cause, upon ninety (90) days prior written notice to the Executive.

     (c) The Executive shall have the right to terminate this Agreement upon thirty (30) days prior written notice to the Company, unless the grounds for termination have been eliminated during such notice period, if (i) the Company fails to make any salary or other payment due to Executive hereunder, (ii) the Company removes or demotes Executive from his position as President and Chief Executive Officer of Stow Mills or from his position as President and Chief Executive Officer of the Eastern Region or otherwise materially reduces the scope of Executive's title, duties or authority, or (iii) the Company otherwise breaches any material covenant, obligation or agreement hereunder.

     (d) The Company shall have the right to terminate this Agreement for cause upon thirty (30) days prior written notice to the Executive, unless the grounds for termination have been eliminated during such notice period, and provided the Executive has been given an opportunity to be heard by the Board of Directors, if any of the following occurs:

          (i) conviction of Executive for commission of a felony involving an act of dishonesty;

          (ii) the willful and continued failure by Executive to substantially perform his duties hereunder (other than any such failure resulting from Executive's incapacity due to physical or mental illness); or

          (iii) Executive shall have given aid to a competitor of the Company or any of its subsidiaries to the material detriment of the Company.

     (e) The Company may terminate this Agreement in the event that Executive shall fail, because of illness, physical or mental disability or other incapacity for an aggregate of one hundred twenty (120) days in any 365-day period, to render the services provided for by this Agreement and as provided immediately prior to the onset of such illness, disability or incapacity. The effective date of termination based on disability shall be the date that is thirty (30) days after the date that the Company gives the Executive notice of termination based on disability. If any controversy should arise as to whether such a disability exists, the Executive shall be examined by a physician or physicians mutually selected by the parties and the determination of such physician(s) shall be binding.

     (f)  This Agreement shall terminate on the date of death of the Executive.

     (g)  If this Agreement is terminated pursuant to paragraphs (a), (b),
(d), (e) or (f) above, the Executive shall receive the compensation and benefits owing to him hereunder, pro-rated to the date of termination. If however, the Executive terminates this Agreement during the Initial Term pursuant to paragraph (c) above, or if the Company terminates this Agreement other than pursuant to paragraphs (d), (e) or (f) above prior to the expiration of the Initial Term, the Executive shall be entitled to full compensation and benefits provided hereunder through the end of the Initial Term.

     6.   Non-Competition.
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          (a) For a period of one (1) year following (i) the voluntary termination or non-renewal of this Agreement by Executive, other than pursuant to Section 5(c) or (ii) termination of this Agreement by the
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Company pursuant to Section 5(d), Executive shall not, directly or indirectly, either as an employee, employer consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in (x) any wholesale distribution business that is in competition with the wholesale distribution business of the Company or any of its subsidiaries or affiliates as now conducted or in the future during the Initial Term or any Renewal Term conducted or planned, or (y) any retail business that is in competition with any retail operations of the Company or its subsidiaries as now conducted or in the future during the Initial Term or any Renewal Term conducted or planned and has a location within twenty-five (25) miles from a retail store now owned by the Company or its subsidiaries or planned or acquired during the Initial Term or any Renewal Term, provided,
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however, that Executive's ownership of not more than five percent (5%) of the
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shares or other equity interest of any publicly traded corporation or other entity engaged in any such business shall not be deemed a breach of this covenant. For purposes hereof, "affiliate" means a company controlling, controlled by or under common control with the Company.

          (b) During the Initial Term and any Renewal Term, Executive shall not divert, take away, interfere with or attempt to take away, interfere with or attempt to take away any present or future employee or customer of the company or Stow Mills or any of their respective subsidiaries or affiliates.

          (c) In the event that the provisions of this Section 6 shall ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable law, then such provision shall be deemed reformed to he maximum permitted by applicable law. Executive acknowledges and agrees that the foregoing covenant is an essential element of this Agreement and that, but for the agreement of Executive to comply with the covenant, the Company would not have entered into this Agreement, and that the remedy at law for any breach of the covenant will be inadequate and the Company, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

     7.   Confidential Information.
          ------------------------

          (a) The parties acknowledge and agree that during the Initial Term and any Renewal Term and in the course of the discharge of his duties hereunder, Executive shall have access to and become acquainted with information concerning the operation of the Company and Stow Mills, including without limitation, customer lists, patents, inventions, copyrights, methods or doing business, and proprietary information that is owned by the Company or Stow Mills and regularly used in the operation of the Company's or Stow Mills' business and that this information constitutes the Company's or Stow Mills' trade secrets.

          (b) Executive agrees that he shall not disclose any such trade secrets, directly or indirectly, to any other person or use them in any way, during the Initial Term, any Renewal Term and for a period of one (1) year following the voluntary termination or non-renewal of this Agreement by Executive (other than pursuant to Section 5(c)) or termination of this Agreement by the Company pursuant to Section 5(d), except as is (i) required in the course of his employment with the Company or Stow Mills; (ii) in the public domain;
(iii) acquired prior to the discussions concerning the acquisition of Stow Mills by the Company; (iv) required to be disclosed in litigation or to governmental authorities; or (v) acquired from third parties without knowledge or any confidentiality obligation.

          (c) Execute specifically acknowledges and agrees that the remedy at law for any breach of the foregoing shall be inadequate and that the Company or Stow Mills, in addition to any other relief available to them, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

     8.   Return of Company Documents and Equipment.  Upon the termination or
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expiration of his employment hereunder, Executive agrees to deliver promptly to the Company all Company files, customer lists, catalogs, price lists, management reports, memoranda, research, Company forms, financial data and reports and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control and all of the Company's equipment and other materials in his possession or control.

     9.   Provisions Severable.  If any provision or covenant of this Agreement,
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or any part thereof, should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, the invalidity, legality or enforceability of any such provisions shall not affect the remaining provisions or covenants of this Agreement, or any part thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
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     10.  Waiver.  Failure of either party to insist, in one or more instances,
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on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

     11.  Amendments and Modifications.  This Agreement may be amended or
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modified only by a writing signed by both parties hereto.

     12.  Governing Law.  The validity and effect of this Agreement shall be
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governed by and construed and enforced in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                    /s/ Richard S. Youngman
                                    -----------------------
                                    Richard S. Youngman


                                    UNITED NATURAL FOODS, INC.


                                    By: /s/ Norman A. Cloutier
                                        ----------------------
                                         Norman A. Cloutier
                                         Chairman of the Board